EXHIBIT 2.2

                               ARTICLES OF MERGER

                                     merging

                   BIOLOGICAL TECHNOLOGIES INTERNATIONAL, INC.
                          (a Massachusetts corporation)

                                  with and into

                              BTI ACQUISITION CORP.
                              (a Utah corporation)

                 the surviving corporation of such merger to be:

                              BTI ACQUISITION CORP.


         Pursuant to the provisions of Section 16-10a-1105 of the Utah Revised Business Corporation Act (the "URBCA"), BTI ACQUISITION CORP., a Utah corporation (the "Company"), as the surviving corporation, hereby declares and certifies as follows:

                                    ARTICLE I

                                 Plan of Merger
                                 --------------

         The Agreement and Plan of Merger, dated as of August 11, 1999, among the Company, Magellan Technology, Inc., a Utah corporation (the parent of the Company), Biological Technologies International, Inc., a Massachusetts corporation ("BTI"), The Greenberg Asset Management Company, an unincorporated common law business organization, Robert C. Greenberg, Walter Beinecke and Richard M. Furber, as amended (the "Plan of Merger"), providing for the merger (the "Merger") of BTI with and into the Company has been adopted and approved in accordance with the provisions of Section 16-10a-1103 of the URBCA and Chapter 156B, Section 78 of the Annotated Laws of the State of Massachusetts. A copy of the Plan of Merger is attached hereto as Exhibit A and is incorporated herein by this reference.


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                                   ARTICLE II

                         Shareholder Approval of Merger
                         ------------------------------

         The approval of the Plan of Merger by the shareholders of each of the Company and BTI is required. As to each of the Company and BTI, the number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, series, or voting group, on the Plan
of     Merger     are     as     follows:

                                                                                   Number of Shares Entitled to
                                   Number of Shares                                   Vote as a Class, Series, or
      Name of Corporation            Outstanding             Class or Series               Voting Group
      -------------------          -----------------         ---------------         ----------------------------
Biological Technologies                  1,457,950               common stock                  1,457,950
International, Inc.                        55,023              non-voting stock                    0

BTI Acquisition                             1000                 common stock                    1000
Corporation


         As to each of the Company and BTI the number of shares (not entitled to vote only as a voting group) voted for and against the BTI Plan of Merger, respectively, and, if the shares of any class or series are entitled to vote as a voting group, the number of shares of each such class or series voted for and against the BTI Plan of Merger, are as follows:


                                                                                Number of Shares Entitled to Vote
                              Total Voted    Total Voted                               as Class, Series, or
    Name of Corporation           For          Against       Class or Series                Voting Group
    -------------------      ---------------  ------------   ---------------           --------------------
                                                                                   Voted For        Voted Against
                                                                                   ---------        -------------

Biological Technologies         1,457,950           0          common stock        1,457,950              0
International, Inc.

BTI Acquisition Corporation       1000              0          common stock          1000                 0



                                   ARTICLE III

                    Merger Permitted under Massachusetts Law
                    ----------------------------------------

         The Merger is permitted by the laws of the State of Massachusetts, under which laws BTI is incorporated, and the Company has complied with the laws of the State of Massachusetts in effecting the Merger.

                                   ARTICLE IV

                                 Effective Date
                                 --------------

         These Articles of Merger, and the Merger, shall take effect upon the last to occur of the following events: (i) These Articles of Merger have been filed with the Division of Corporations and Commercial Code of the Department of Commerce of the State of Utah (the "Division"); and (ii) Articles of Merger pertaining to the Merger have been filed with the Secretary of State of the State of Massachusetts.

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         IN WITNESS  WHEREOF,  the Company has executed these Articles of Merger as of the ____ day of September, 1999.


                                               BTI ACQUISITION CORP.,
                                               a Utah corporation


                                               By:---------------------------
                                                   Darwin Millet
                                                   President



                                ADDRESS FOR COPY
                                ----------------

         If, upon completion of filing of the above Articles of Merger, the Division elects to send a copy of such Articles of Merger to the Company by mail, the address to which the copy should be mailed is:

                           BTI Acquisition Corp.
                           13526 So. 110 West
                           Draper, Utah 84020
                           Attention: Douglas M. Angus





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